    As filed with the Securities and Exchange Commission on February 4, 2000

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  - - - - - - - - - - - - - - - - - - - - - - -
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  - - - - - - - - - - - - - - - - - - - - - - -
        DELAWARE                                         06-1555163
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            MCK COMMUNICATIONS, INC.
                              313 WASHINGTON STREET
                           NEWTON, MASSACHUSETTS 02548
                                 (617) 464-6100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             FULL TITLE OF THE PLANS

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                        1999 STOCK OPTION AND GRANT PLAN
                  - - - - - - - - - - - - - - - - - - - - - - -
                                STEVEN J. BENSON
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                            MCK COMMUNICATIONS, INC.
                              313 WASHINGTON STREET
                           NEWTON, MASSACHUSETTS 02458
                                 (617) 454-6100

    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                  - - - - - - - - - - - - - - - - - - - - - - -
                                 With copies to:
                                   Sally Burke
                            MCK Communications, Inc.
                              313 Washington Street
                           Newton, Massachusetts 02548
                                 (617) 464-6100

                         CALCULATION OF REGISTRATION FEE

--------------------- ---------------- -------------------------- ---------------------- ------------------------
Title of Securities     Amounts to be       Proposed Maximum         Proposed Maximum            Amount of
Being Registered       Registered (1)   Offering Price Per Share    Aggregate Offering       Registration Fee
                                                                           Price

--------------------- ---------------- -------------------------- ---------------------- ------------------------
Common Stock, par
value $.001 per share     75,345(2)           $ 0.01(2)(3)            $       753.45            $      .20
                         601,242(2)           $ 0.10(2)(3)            $    60,124.20            $    15.87
                         211,151(2)           $ 0.20(2)(3)            $    42,230.20            $    11.15
                         318,240(2)           $ 1.63(2)(3)            $   518,731.20            $   136.95
                         200,813(2)           $ 8.17(2)(3)            $ 1,640,642.20            $   433.13
                         189,655(2)           $12.75(2)(3)            $ 2,418,101.20            $   638.38
                         125,500(2)           $13.50(2)(3)            $ 1,694,250.00            $   447.28
                           2,000              $16.00(3)               $    32,000.00            $     8.45
                             500              $19.50(3)               $     9,750.00            $     2.58
                         129,250              $22.50(3)               $ 2,908,125.00            $   767.75
                           6,500              $23.56(3)               $   153,140.00            $    40.43
                          15,000              $28.63(3)               $   429,450.00            $   113.37
                          10,000              $29.88(3)               $   298,800.00            $    78.88
                       2,361,657              $27.31(4)               $64,496,852.67            $17,027.17
                       ---------                                      --------------            ----------
                       4,246,853                                      $74,702,950.12            $19,721.60
--------------------- ---------------- -------------------------- ---------------------- ------------------------

(1) Includes 3,060,000 shares to be offered pursuant to the 1999 Stock Option and Grant Plan of the Registrant. This Registration Statement also relates to such indeterminate number of additional shares of MCK Communications, Inc. Common Stock as may be required pursuant to the Amended and Restated 1996 Stock Option Plan and the 1999 Stock Option and Grant Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

(2) The numbers of shares and the price per share of all options issued prior to October 8, 1999 reflect a stock split of 1.53 to one that occurred on this date.

(3) The Proposed Maximum Offering Price Per Share and the Proposed Aggregate Offering Price are based on the price at which outstanding options may be exercised, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and are utilized solely for the purpose of calculating the registration fee.

(4) The Proposed Maximum Offering Price Per Share and the Proposed Aggregate Offering Price are based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on January 31, 2000, in accordance with Rules 457(h) and (c) under the Securities, and are utilized solely for the purpose of calculating the registration fee.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION. *

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         MCK Communications, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

         (a) the Registrant's final prospectus dated October 22, 1999 as filed with the Securities and Exchange Commission on October 22, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

         (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 22, 1999; and

         (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated October 18, 1999 as filed with the Securities and Exchange Commission on October 18, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to the MCK Communications, Inc. Registration Statement on Form S-1 (File No. 33-85281), the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBITS

         3.3 Form of Second Amended and Restated Certificate of Incorporation of the Registrant*

         3.5      Form of First Amended and Restated By-laws of the Registrant*

         4.1 Specimen Certificate for Shares of Common Stock, par value $.001 per share, of the Registrant*

         5.1 Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered

         10.3     Amended and Restated 1996 Stock Option Plan of the Registrant*

         10.4     1999 Stock Option and Grant Plan of the Registrant

         23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of PriceWaterhouseCoopers LLP

         23.4 Powers of Attorney (included on signature pages to this Registration Statement)

--------------------

*Incorporated by reference to the relevant exhibit to the MCK Communications, Inc. Registration Statement on Form S-1 (File No. 333-85821), as amended, as filed with the Securities and Exchange Commission.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any acts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) to include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
         Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act, MCK Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newton, Massachusetts on January 31, 2000.

                            MCK Communications, Inc.

                            By: /s/ Steven J. Benson
                                --------------------
                                Steven J. Benson
                                Chairman, Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Steven J. Benson and Paul K. Zurlo such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such period and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                    DATE

/s/ Steven J. Benson         Chairman of the Board, (Chief      January 31, 2000
------------------------     Executive Officer, President,
Steven J. Benson             Chairman and Director)

/s/ Paul K. Zurlo            Chief Financial Officer            January 31, 2000
------------------------     (Principal Financial
Paul K. Zurlo                and Accounting Officer)

/s/ Calvin K. Manz           Director                           January 31, 2000
------------------------
Calvin K. Manz

/s/ John B. Landry           Director                           January 31, 2000
------------------------
John B. Landry

/s/ Gregory M. Avis          Director                           January 31, 2000
------------------------
Gregory M. Avis

/s/ Michael H. Balmuth       Director                           January 31, 2000
------------------------
Michael H. Balmuth

/s/ Paul Severino            Director                           January 31, 2000
------------------------
Paul Severino

                                  EXHIBIT INDEX


EXHIBITS

         3.3 Form of Second Amended and Restated Certificate of Incorporation of the Registrant*

         3.5      Form of First Amended and Restated By-laws of the Registrant*

         4.1 Specimen Certificate for Shares of Common Stock, par value $.001 per share, of the Registrant*

         5.1 Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered

         10.3     Amended and Restated 1996 Stock Option Plan of the Registrant*

         10.4     1999 Stock Option and Grant Plan of the Registrant

         23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of PriceWaterhouseCoopers LLP

         23.4 Powers of Attorney (included on signature pages to this Registration Statement)

--------------------

*Incorporated by reference to the relevant exhibit to the MCK Communications, Inc. Registration Statement on Form S-1 (File No. 333-85821), as amended, as filed with the Securities and Exchange Commission.